As filed with the Securities and Exchange Commission on February 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	06-1185706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Manhattanville Road, Suite 301

Purchase, New York 10577

(Address of Principal Executive Offices including Zip Code)

Amended and Restated MBIA Inc. Omnibus Incentive Plan

(formerly the MBIA Inc. 2005 Omnibus Incentive Plan)

(Full title of the Plan)

Jonathan C. Harris, Esq.

General Counsel and Secretary

MBIA Inc.

1 Manhattanville Road, Suite 301

Purchase, New York 10577

(914) 273-4545

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

MBIA Inc. (the “Company”) is filing this registration statement in accordance with Instruction E to Form S-8 to register 2,500,000 additional shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company that may be issuable pursuant to the Amended and Restated MBIA Inc. Omnibus Incentive Plan (formerly the MBIA Inc. 2005 Omnibus Incentive Plan, the “Plan”). The contents of the Company’s original Registration Statement on Form S-8, Registration Statement No. 333-127539, filed on August 15, 2005, additional Registration Statement on Form S-8, Registration Statement No. 333-159648, filed on June 1, 2009, and additional Registration Statement on Form S-8 No. 333-183529, filed on August 24, 2012, are incorporated herein by reference. The additional 2,500,000 shares of Common Stock that are subject of this Registration Statement relate to the increase in the number of authorized shares available for issuance under the Plan as approved by the Company’s shareholders at the Company’s annual meeting held on May 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York on February 11, 2022.

MBIA INC.

By:	/s/ William C. Fallon
William C. Fallon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ William C. Fallon William C. Fallon	Chief Executive Officer and Director	February 11, 2022

/s/ Anthony McKiernan Anthony McKiernan	Executive Vice President and Chief Financial Officer	February 11, 2022

/s/ Joseph R. Schachinger Joseph R. Schachinger	Assistant Vice President, Chief Accounting Officer and Controller	February 11, 2022

/s/ Diane L. Dewbrey Diane L. Dewbrey	Director	February 11, 2022

/s/ Steven J. Gilbert Steven J. Gilbert	Director	February 11, 2022

/s/ Janice Innis-Thompson Janice Innis-Thompson	Director	February 11, 2022

/s/ Charles R. Rinehart Charles R. Reinhart	Chairman and Director	February 11, 2022

/s/ Theodore Shasta Theodore Shasta	Director	February 11, 2022

/s/ Richard C. Vaughan Richard C. Vaughan	Director	February 11, 2022

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1	Company’s By-laws as Amended as of February 28, 2019, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K/A filed for fiscal year ended December 31, 2018.

5	Opinion of Day Pitney LLP as to the legality of securities to be registered (filed herewith).

10.1	Amended and Restated MBIA Inc. Omnibus Incentive Plan, as amended through May 5, 2020, incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement filed on March 20, 2020.

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Day Pitney LLP (included in Exhibit 5).

107	Filing Fee Table.

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